As filed with the Securities and Exchange Commission on January 18, 2011

Registration No. 333-109390

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BAKBONE SOFTWARE INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Canada	9540 Towne Centre Drive, Suite 100 San Diego, California 92121	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification No.)

BakBone Software Incorporated Amended and Restated 2003 Equity Incentive Plan

BakBone Software Incorporated 2002 Stock Option Plan

(Full Title of the Plan(s))

David Cramer

Vice President, General Counsel and Secretary

BakBone Software Incorporated

9540 Towne Centre Drive, Suite 100

San Diego, California 92121

(Name and Address of Agent for Service)

(858) 450-9009

(Telephone Number, Including Area Code, of Agent for Service)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the registration statement on Form S-8 (Registration No. 333-109390) previously filed by BakBone Software Incorporated (the “Registrant”), with the Securities and Exchange Commission on October 2, 2003 (the “Registration Statement”).

On January 14, 2011, the Registrant consummated the acquisition by Quest Software, Inc., (“Quest”) of all the outstanding securities of the Registrant pursuant to an Arrangement Agreement, dated as of November 8, 2010, among Quest, Bolts Acquisition Corporation, a wholly-owned subsidiary of Quest, and the Registrant, pursuant to which Quest, through Bolts Acquisition Corporation, has acquired all of the outstanding equity securities of the Registrant pursuant to a “plan of arrangement” under Canadian law (the “Arrangement”).

Accordingly, the Registrant has terminated all offerings of its securities pursuant to the Registration Statement. In accordance with an undertaking made by the Registrant in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold upon the closing of the Arrangement, the Registrant hereby removes from registration all shares registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 18, 2011.

BAKBONE SOFTWARE INCORPORATED

By:	/S/ DAVID CRAMER
David Cramer
Vice President, General Counsel and Secretary